Exhibit  4.5

[ + ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                            ASSET PURCHASE AGREEMENT

     THIS AGREEMENT effective as of the 31 day of May, 2006, by and between HARD TO TREAT DISEASES INC., ("HTTD") a Florida corporation (the "Seller") and CAVIT SCIENCES, INC., a Florida corporation ("CVIT").

                              W I T N E S S E T H:

     WHEREAS, Seller desires to sell and CVIT desires to purchase certain assets of the Seller comprising Seller's proprietary technology regarding methods for treating viral infections and cancer (the "Proprietary Technology").

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereunto agree as follows:

SECTION 1. SALE AND PURCHASE OF ASSETS.

     1.1 TRANSFER OF ASSETS. Upon the terms and subject to the conditions of this Agreement, CVIT, will at the Closing (as hereinafter defined), acquire from Seller the following assets (collectively, the "Assets") comprising the Proprietary Technology:

     (a) U.S. Provisional Patent Application No. [++++++++++], U.S. Application No. [++++++++++] and PCT Application No. PCT/US[++++++++] for "Methods And Compositions For Treatment Of Viral Infections" and proprietary rights related thereto;

     (b) U.S. Provisional Patent Application No. [+++++++++] for "Methods And Compositions For Treatment Of Cancer" and proprietary rights related thereto;

     (c) all testing results and protocols, in the possession of HTTD, relating to (a) and (b) above;

     (d)  all  research  and  valuation   documentation   regarding   comparable
          proprietary technology acquired by drug companies, in the possession of HTTD, relating to (a) and (b) above;

     (e) all substances in the possession of HTTD relating to the testing performed on behalf of HTTD relating to (a) and (b) above;

     (f) all testing results, protocols and documentation relating to the substances, described in (e) above, in the possession of HTTD;

     (g) all records, correspondence and all other documents, records and files, regardless of the form or medium in which maintained, in the possession of HTTD, which pertain to the Assets.

     1.2 EXCLUDED ASSETS. No assets will be transferred to CVIT except as provided in Section 1.1 above.

     SECTION 2. NO ASSUMPTION OF LIABILITIES. From and after the Closing, CVIT shall not assume nor be liable for any liabilities of Seller, whether contingent or otherwise, and whether or not such liabilities are reflected on the books or records of Seller on the date hereof or on the Closing Date.

     SECTION 3. PURCHASE PRICE.

     3.1 THE PURCHASE PRICE. The purchase price to be paid by CVIT for all of the Assets (the "Purchase Price") will be eight million four hundred seventy five thousand (8,475,000) restricted shares of CVIT common stock, in the form of a stock certificate to be transferred at Closing.

     3.2 ALLOCATION OF PURCHASE PRICE.. The parties have agreed to allocate the total Purchase Price of $145,459 as the value of Proprietary Technology. The parties agree that any tax returns or other tax information that may be filed in the government agency shall be prepared and filed consistent with such allocation. CVIT and Seller will upon written request to the other, provide the requesting party with those portions of the appropriate internal revenue service forms which may be required by the requesting party in connection with an examination of the requesting party's tax returns.

     3.3 PRORATIONS. Within thirty (30) days after the Closing, the CVIT and Seller shall determine any final Closing prorations and any other settlements necessary to properly compensate each party for payments made on each other's behalf.

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller makes the representations and warranties to CVIT set forth below.

     4.1 DUE INCORPORATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

     4.2 CORPORATE POWER OF SELLER. Seller has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

     4.3 DUE AUTHORITY. Seller has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary corporate action on the part of Seller. This Agreement is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which Seller is a party or by which Seller is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over Seller.

     4.4 NO CONSENTS. No governmental filings, authorizations, approvals or consents are required to permit Seller to fulfill all of its obligations under this Agreement.

     4.5 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or By-Laws of Seller;
(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which Seller is a party;
(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Seller, or upon the properties or business of Seller; or (iv) violate any statute, law or regulation of any jurisdiction applicable to Seller.

     4.6 COMPLIANCE WITH LAWS. Seller has complied in all material aspects with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to Seller's business.

     ACTIONS AND PROCEEDINGS. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Seller in respect of, or in connection with, this transaction; (ii) there is no action, suit, claim or legal, administrative or arbitration proceeding or, to the best knowledge of Seller after due inquiry, any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of Seller, in respect of or in connection with this transaction.

     4.7 BROKERS' FEES. Neither seller nor its affiliates have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which CVIT could become liable or obligated.

     SECTION 5. REPRESENTATIONS AND WARRANTIES OF CVIT. CVIT represents and warrants to Seller as follows:

     5.1 DUE INCORPORATION. CVIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

     5.2 CORPORATE POWER OF CVIT. CVIT has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

     5.3 DUE AUTHORITY. CVIT has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary corporate action on the part of CVIT, including shareholder approval, if required. This Agreement is a valid and binding agreement of CVIT, enforceable against CVIT in accordance with its terms. Neither the execution and delivery of this Agreement by CVIT nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which CVIT is a party or by which CVIT is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over CVIT.

     5.4 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or By-Laws of CVIT; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which CVIT is a party; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon CVIT, or upon the properties or business of CVIT; or (iv) violate any statute, law or regulation of any jurisdiction applicable to CVIT.

     5.5 BROKERS' FEES. Neither CVIT nor its affiliates have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

     SECTION 6. CLOSING ITEMS.

     6.1 CVIT Deliveries. At Closing, CVIT shall deliver to Seller the following documents:

     (a) a stock certificate for eight million four hundred seventy five thousand (8,475,000) shares of CVIT restricted common stock in the name of HTTD.

     (b) a "certified copy of a resolution of CVIT' Board of Directors authorizing the execution and delivery of this Agreement and the purchase of the assets; and

     (c) other purchase documents: all such documents and instruments as Seller may reasonably request in connection with the consummation of the transaction contemplated by this Agreement, including an Assignment and Assumption Agreement (exhibit E) executed by both Seller and CVIT.

     6.2 SELLER'S DELIVERIES. At Closing, Seller shall deliver to CVIT the following documents:

     (a)  a Bill of Sale for the Assets (Exhibit A);

     (b) a certified copy of a resolution of Seller's Board of Directors authorizing the execution and delivery of this Agreement and the purchase of the Assets; and

     (c) other purchase documents: all such documents and instruments as CVIT may reasonably request in connection with the consummation of the transaction contemplated by this Agreement, including an Assignment and Assumption Agreement (exhibit E) executed by both Seller and CVIT.

     SECTION 7. INDEMNIFICATION.

     7.1 INDEMNIFICATION BY SELLER. Seller shall indemnify, defend, and hold CVIT and its representatives, successors, and assigns, harmless from and against any and all damage, loss, judgments, or liability and all expenses (including reasonable attorneys' fees) incurred by any of the above-named persons, resulting from or in connection with:

     (a) the Assets prior to the Closing Date, or

     (b) any material breach by Seller or any representation or covenant made by Seller in, or any obligation of Seller under this Agreement.

     7.2 INDEMNIFICATION BY CVIT. CVIT shall indemnify, defend, and hold Seller and its representatives, successors, and assigns, harmless from and against any and all damage, loss, judgments, or liability and all expenses (including reasonable attorneys' fees) incurred by any of the above-named persons, resulting from or in connection with:

     (a) any material breach by CVIT or any representation or covenant made by CVIT in, or any obligation of CVIT under this Agreement.

     SECTION 8. FURTHER ASSURANCES. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. In addition and following the Closing, CVIT and Seller shall grant to the other reasonable access to the books and records of the Business so as to permit, if necessary, the filing of tax returns, audits of tax returns or other bona fide purposes.

     SECTION 9. MISCELLANEOUS.

     9.1 NOTICES.Any notice of other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage prepaid and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or if mailed, four (4) days after the date of mailing, as follows:

         If to Seller:      Hard To Treat Diseases Incorporated
                            100 East Linton Blvd., Suite 106 B
                            Delray Beach, Florida   33483
                            Attention:  Colm J. King, CEO
                            (561) 276-2023 FAX

         If to CVIT:        Cavit Sciences, Inc.
                            100 East Linton Blvd., Suite 106 B
                            Delray Beach, Florida   33483
                            Attention:  Colm J. King, CEO
                            (561) 276-2023 FAX

     Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notice hereunder.

     9.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto) and any collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the subject matter hereof and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

     9.3 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

     9.4 REMEDIES NOT EXCLUSIVE. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which the claim of any inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     9.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such state and jurisdiction shall be in Palm Beach County, Florida.

     9.6 EXHIBITS: The exhibits to this Agreement are a part of this Agreement as if set forth in full herein.

     9.7 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     9.8 SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extend permitted by law.

     9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall constitute but one and the same document.

     9.10 NO ASSIGNMENT. Other than such permitted assignment, this Agreement is not assignable except by operation of law, without the written consent of the non-assigning parties which consent shall not be unreasonably withheld.

     9.11 FURTHER ASSURANCES. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. In addition, and following the Closing, CVIT and Seller shall grant to the other reasonable access to the books and records of the Business so as to permit, if necessary, the filing of tax returns, audits of tax returns or other bona fide purposes.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ON BEHALF OF:
CAVIT SCIENCES, INC


By: /s/ Colm J. King                         By: /s/ Julio De Leon
   ----------------------------------           --------------------------------
Name:  Colm J. King                          Name:  Julio De Leon
Title: President and CEO                     Title: Director
Date:  May 31, 2006                          Date:  May 31, 2006


By: /s/ Harvey Judkowitz
   ----------------------------------
Name:  Harvey Judkowitz
Title: Director
Date:  May 31, 2006

ON BEHALF OF:
HARD TO TREAT DISEASES, INC.


By: /s/ Colm J. King                         By: /s/ Harvey Judkowitz
   ----------------------------------           --------------------------------
Name:  Colm J. King                          Name:  Harvey Judkowitz
Title: President and CEO                     Title: Director
Date:  May 31, 2006                          Date:  May 31, 2006


Cc: David E. Wise

                                    EXHIBIT A

                                  BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS that HARD TO TREAT DISEASES INC., a Florida corporation ("Seller"), in consideration of that certain Asset Purchase Agreement dated as of May 31, 2006 between CAVIT SCIENCES, INC., a Florida corporation ("Purchaser"), and Seller (the "Purchase Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has granted, conveyed, assigned, transferred and delivered to Purchaser and by these presents does grant, convey, assign, transfer and deliver to Purchaser, all of Seller's right, title, interest and benefit in and to the Assets (as defined in the Purchase Agreement) free and clear of any and all liabilities, liens, encumbrances, mortgages, security interests, pledges, restrictions and claims of any kind or nature, contingent or otherwise, except as expressly provided in the Purchase Agreement.

     TO AND TO HOLD the same unto Purchaser, its successor and assigns forever.

     AND Seller does, for itself and its successors and assigns, hereby represents, warrants, covenants and agrees to and with Purchaser, its successors and assigns, that it is the lawful owner of the Assets; that they are free from any and all encumbrances, except as expressly provided in the Purchase Agreement; that it has good and valid right to bargain, grant, transfer, convey and deliver the same to Purchaser; and that it will warrant and defend title to the Assets, unto Purchaser, its successors and assigns, against the lawful claims and demands of all persons whomsoever.

     Seller hereby constitutes and appoints Purchaser, its successors and assigns, the true and lawful attorney or attorneys of Seller, with full power of substitution, in the name of Purchaser or in the name of Seller, but by and on behalf of and for the sole benefit of Purchaser, its successors and assigns, to demand and receive from time to time any and all of the Assets, and from time to time to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise which Purchaser or its successors assigns may deem necessary or desirable in order to receive, collect, assert or enforce any claim, right or title of any kind in or to the Assets hereby transferred, assigned and conveyed to Purchaser and to defend and compromise any and all actions, suits or proceedings in respect thereof and to do all such acts and things and execute any instruments in relation thereto as Purchaser or its successors or assigns shall deem advisable. Seller agrees that the foregoing appointment made and the powers hereby granted are coupled with an interest and shall be irrevocable by Seller or by its dissolution or in any manner or for any reason.

     Seller covenants and agrees that in the event that either (i) any of the Assets covered in this Bill of Sale cannot be transferred or assigned by it without the consent of or notice to a third party and in respect of which any necessary consent or notice has not as of the date of delivery of this Bill of Sale been given or obtained, or (ii) any such Assets are nonassignable in their nature and will not pass by this Bill of Sale, the beneficial interest in and to the same will in any event pass to Purchaser; and Seller covenants and agrees
(a) to hold, and hereby declare that it holds, such Assets in trust for, and for the benefit of, Purchaser, (b) to use all reasonable means to obtain and to secure such consent and give such notice as may be required to effect a valid transfer or transfers of such Assets, and (c) to make or complete such transfer or transfers as soon as reasonably possible.

     Seller, for itself and its successors and assigns, further covenants and agrees that it will at any time and from time to time, at the request of Purchaser, its successors or assigns, do, execute and deliver, or cause to be done, executed or delivered, all such further acts, transfers, assignments and conveyances, for the better assuring, conveying and confirming unto Purchaser, its successors or assigns, full right, title, interest and benefit in or to the Assets as Purchaser, its successors or assigns shall reasonably require.

     All of the terms and provisions of this Bill of Sale shall be binding upon Seller and its successors and assigns and shall inure to the benefit of Purchaser and its successors and assigns.

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed in its name by its officer thereunto duly authorized and its corporate seal to be hereunto affixed as of the 31st day of May 2006.

                                HARD TO TREAT DISEASES INC.



                                 By: /s/ Colm J. King
                                    ---------------------------------------
                                    Colm J. King, CEO



                                 By: /s/ Harvey Judkowitz
                                    ---------------------------------------
                                    Harvey Judkowitz, Director

                                    EXHIBIT B

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS   ASSIGNMENT  AND  ASSUMPTION   AGREEMENT  dated  May  31,  2006  (the
"Agreement") by and between HARD TO TREAT DISEASES INC., a Florida Corporation ("Seller"), and CAVIT SCIENCES, INC., a Florida corporation ("Purchaser").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement dated as of May 31, 2006 by and between Purchaser and Seller (the "Purchase Agreement"), Seller as agreed to assign to Purchaser, and Purchaser has agreed to assume from Seller, the Assured Obligations (as defined in the Purchase Agreement);

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each of Seller and Purchaser hereby agree as follows:

1. Assignment and Assumption. Seller hereby assigns to Purchaser, and Purchaser hereby assumes and agrees to perform and discharge when due, all of the Assumed Obligations.

2. Governing Law. This Agreement shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Florida.

3. Benefits; Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement on the date first above written.

See attached signature page:

ON BEHALF OF:
CAVIT SCIENCES, INC


By: /s/ Colm J. King                         By: /s/ Julio De Leon
   ----------------------------------           --------------------------------
Name:  Colm J. King                          Name:  Julio De Leon
Title: President and CEO                     Title: Director
Date:  May 31, 2006                          Date:  May 31, 2006


By: /s/ Harvey Judkowitz
   ----------------------------------
Name:  Harvey Judkowitz
Title: Director
Date:  May 31, 2006

ON BEHALF OF:
HARD TO TREAT DISEASES, INC.


By: /s/ Colm J. King                         By: /s/ Harvey Judkowitz
   ----------------------------------           --------------------------------
Name:  Colm J. King                          Name:  Harvey Judkowitz
Title: President and CEO                     Title: Director
Date:  May 31, 2006                          Date:  May 31, 2006


Cc: David E. Wise